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EXHIBIT 11.01              COMPUTATION OF PER SHARE EARNINGS.


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
                                                                Three Months Ended               Nine Months Ended
                                                                   September 30                     September 30
                                                                   ------------                     ------------
     (U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)            2000           1999              2000           1999
     -----------------------------------------------           ----           ----              ----           ----
                                                           (Unaudited)     (Unaudited)       (Unaudited)    (Unaudited)
I.  CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(a)  BASIC EARNINGS PER SHARE
Net earnings (loss)                                       $       (590)   $     (1,788)     $     (1,507)   $     (9,324)
                                                          -----------------------------     -----------------------------
Weighted average shares outstanding                         90,715,040      90,715,040        90,715,040      90,715,040
                                                          =============================     =============================
Basic earnings per share                                  $      (0.01)   $      (0.02)     $      (0.02)   $      (0.10)
                                                          =============================     =============================

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss)                                       $       (590)   $     (1,788)     $     (1,507)   $     (9,324)
Interest income from cash from stock options                         -               2                 -               6
                                                          -----------------------------     -----------------------------
Adjusted net earnings (loss)                              $       (590)   $     (1,786)     $     (1,507)   $     (9,318)

Weighted average shares outstanding                         90,715,040      90,715,040        90,715,040      90,715,040
Stock options deemed exercised                                       -       1,983,333                 -       1,983,333
                                                          -----------------------------     -----------------------------
Adjusted weighted average shares outstanding                90,715,040      92,698,373        90,715,040      92,698,373

                                                          =============================     =============================
Fully diluted earnings per share                          $      (0.01)   $      (0.02)     $      (0.02)   $      (0.10)
                                                          =============================     =============================

II.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES

(a)  BASIC EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                         $       (590)    $    (1,653)     $     (1,408)   $    (8,669)

Weighted average shares outstanding                         90,715,040      90,715,040        90,715,040     90,715,040
Common stock equivalents - stock options                             -       1,983,333                 -      1,983,333
                                                          -----------------------------     ----------------------------
Adjusted weighted average shares outstanding                90,715,040      92,698,373        90,715,040     92,698,373

                                                          =============================     ============================
Basic earnings per share                                  $      (0.01)   $      (0.02)     $      (0.02)   $     (0.09)
                                                          =============================     ============================

(b) FULLY DILUTED EARNINGS PER SHARE
Net earnings (loss) per U.S. GAAP                         $       (590)    $    (1,653)     $     (1,408)   $    (8,669)

Weighted average shares outstanding                         90,715,040      90,715,040        90,715,040     90,715,040
Stock options deemed exercised                                       -       1,983,333                 -      1,983,333
Shares deemed repurchased                                            -      (1,864,333)                -     (1,864,333)
                                                          -----------------------------     ----------------------------
Adjusted weighted average shares outstanding                90,715,040      90,834,040        90,715,040     90,834,040

Fully diluted earnings per share                          $      (0.01)   $      (0.02)     $      (0.02)   $     (0.10)
                                                          =============================     ============================
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